EXHIBIT 5  -  OPINION OF KRYS BOYLE FREEDMAN & SAWYER, P.C.


                      KRYS BOYLE FREEDMAN & SAWYER, P.C.
                              ATTORNEYS AT LAW
                    Dominion Plaza, Suite 2700 South Tower
                           600 Seventeenth Street
                           Denver, Colorado 80202
Telephone                                                         Facsimile
(303) 893-2300                                               (303) 893-2882



                               April 17, 2002

Infinity, Inc.
211 West 14th Street
Chanute, Kansas 66720

Gentlemen:

     We have acted as counsel to Infinity, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Post Effective Amendment to a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to which the Company is offering under the Securities Act of 1933, as amended, a total of 101,211 shares (the "Shares") of its common stock, $.00001 par value (the "Common Stock") for sale upon the exercise of outstanding Class B Warrants. This opinion is being rendered in connection with the filing of the Post Effective Amendment. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 101,211 shares issuable upon exercise of the outstanding Class B Warrants will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                    Very truly yours,

                                    KRYS BOYLE FREEDMAN & SAWYER, P.C.


                                    By: /s/ James P. Beck
                                        James P. Beck